Exhibit 10.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement (this “Agreement”) dated as of February 1, 2005, is by and among Triad Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), the holders of capital stock of the Corporation that are parties to the Original Registration Rights Agreement (as defined below) (the “Existing Stockholders”), the “Purchasers” specified in the Series F Purchase Agreement (as defined below) (the “Purchasers” and, collectively, with the Existing Stockholders, the “Investors”), Tufts University, a Massachusetts not-for-profit corporation (“Tufts”), William Bachovchin (“Bachovchin”) and Christopher Kiritsy (“Kiritsy”).

     WHEREAS, the Corporation, the Existing Stockholders, Tufts and Bachovchin are parties to a Registration Rights Agreement dated as of September 8, 1999, as amended (the “Original Registration Rights Agreement”);

     WHEREAS, Kiritsy has been granted, and may in the future be granted, one or more options to purchase shares of common stock, par value $.001 per share (“Common Stock”), of the Corporation;

     WHEREAS, concurrently herewith, the Corporation and the Purchasers are entering into a Series F Preferred Stock Purchase Agreement of even date herewith (the “Series F Purchase Agreement”), pursuant to which the Corporation has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Corporation, shares of Series F Preferred Stock, $.10 par value per share, of the Corporation, on the terms and subject to the conditions therein (such financing, the “Series F Financing”);

     WHEREAS, in connection with the Series F Financing, (i) the Corporation, (ii) Tufts, (iii) Bachovchin, and (iv) the Existing Stockholders executing this Agreement, who collectively hold a majority in voting power of the outstanding of shares of Registrable Securities (as defined by the Original Registration Rights Agreement), acting in accordance with Section 20.2 of the Original Registration Rights Agreement, hereby desire to amend and restate the Original Registration Rights Agreement in its entirety as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Registration Rights Agreement shall be, and hereby is, amended and restated in its entirety as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          1.1 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended;

          1.2 The term “Holder” means any Investor, Tufts, Bachovchin, Kiritsy and any other person or entity holding Registrable Securities to whom the registration rights granted in this Agreement have been transferred pursuant to Section 15 hereof;

          1.3 The term “Information” shall have the meaning set forth in Section 4.8;

          1.4 The term “Inspectors” shall have the meaning set forth in Section 4.8;

          1.5 The term “Investor Counsel” shall mean one counsel selected by a majority in voting power of the selling Holders in each applicable registration;

          1.6 The term “Preferred Stock” means, collectively, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, $.10 par value per share, of the Corporation held by the Investors or their transferees in accordance with this Agreement;

          1.7 The term “Records” shall have the meaning set forth in Section 4.8;

          1.8 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement;

          1.9 The term “Registrable Securities” means: (1) the Common Stock issuable upon conversion of the Preferred Stock; (2) Common Stock purchased by an Investor pursuant to Section 4 of the Stockholders Agreement (as defined below), or Common Stock for or into which New Securities (as therein defined) purchased by the Investor pursuant to such Section 4 may be exercised, exchanged or converted; (3) Common Stock held by Tufts; (4) Common Stock held by Bachovchin, including Common Stock issued to Bachovchin pursuant to the exercise of stock options heretofore or hereafter granted to Bachovchin; (5) Common Stock held by Kiritsy pursuant to the exercise of stock options heretofore or hereafter granted to Kiritsy; and (6) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Preferred Stock or Common Stock. Registrable Securities shall cease to be Registrable Securities (i) when they have been sold pursuant to an effective registration statement under the Securities Act or (ii) when they have been sold pursuant to Rule 144, promulgated under the Securities Act;

          1.10 The term “SEC” means the Securities and Exchange Commission;

          1.11 The term “Securities Act” means the Securities Act of 1933, as amended; and

          1.12 The term “Stockholders Agreement” refers to that certain Stockholders Agreement dated as of the date hereof by and among the Corporation, Bachovchin and certain other stockholders of the Corporation.

     In addition, for purposes of all calculations and notices hereunder, and of all provisions of this Agreement, where the context permits, a holder of the Preferred Stock shall be deemed the Holder of such securities and such securities shall be deemed outstanding Registrable Securities hereunder. The foregoing notwithstanding, nothing in this Agreement shall require the Corporation actually to register any shares of the Preferred Stock.

     2. Request for Registration. If at any time after the earlier of (i) one hundred twenty (120) days after any registration statement covering a public offering of securities of the Corporation under the Securities Act having become effective and (ii) the fourth anniversary of the date of this Agreement, the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 2) from the Holder or Holders of at least twenty-five percent (25%) of the then outstanding Registrable Securities (and, solely for purposes of calculating such percentages (and not for any other purpose) any shares of Common Stock issued either to Bachovchin or to Kiritsy pursuant to the exercise of stock options heretofore or hereafter granted either to Bachovchin or to Kiritsy shall be excluded from the definition of Registrable Securities) that the Corporation file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of at least the lesser of (i) at least twenty-five percent (25%) of the then outstanding Registrable Securities or (ii) the number of Registrable Securities having an aggregate expected offering price to the public of at least $5,000,000, then the Corporation shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that Holders have requested be registered to be registered under the Securities Act; provided, that if the request hereunder is for an initial public offering, the reasonably anticipated aggregate price to the public of such initial public offering, including all securities to be sold by the Corporation and all shares of Registrable Stock as to which registration shall have been requested, shall be greater than $10,000,000, and the managing underwriter (or co-managing underwriter) of such offering shall be an underwriter with a national reputation for serving as managing underwriter for initial public offerings selected by the Corporation and reasonably acceptable to a majority of the Holders of the Registrable Securities being sold in such offering.

     Notwithstanding the foregoing: (a) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 during the period starting with the date sixty (60) days prior to the Corporation’s estimated date of filing of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation, provided that the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Corporation’s estimate of the date of filing such registration statement is made in good faith; (b) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 one hundred twenty (120) days after the effective date of a prior registration effected pursuant to this Section 2; (c) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its stockholders for a registration statement to be filed in the near future, then the Corporation’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed three (3)

months and (d) unless the Holders agree to bear the costs of any special audit, the Corporation may postpone a registration pursuant to this Section 2 for such period of time as may be necessary to permit the use of regular audited year end figures with supplemental short period figures, provided that such postponement shall not exceed three (3) months, after which time the Corporation shall bear the cost of any such special audit as may still be required.

     The Corporation shall not be obligated to effect more than three (3) registrations pursuant to this Section 2. Any request for registration under this Section 2 must be for a firm commitment underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by the Corporation and reasonably acceptable to a majority of the Holders of the Registrable Securities being sold in such offering.

     At any time before a registration statement filed pursuant to this Section 2 becomes effective, the Holders of a majority of Registrable Securities included in such registration statement may request that the Corporation withdraw or not file such registration statement. In that event, unless such request of withdrawal was caused by, or made in response to, a material adverse effect or a similar event related to the business, properties, condition, operations or prospects of the Corporation not known (without imputing the knowledge of any other person to such Holders) by the Holders initiating such request at the time their request was made, or other material facts not known to such Holders at the time their request was made, the Holders shall be deemed to have used one of their registration rights under this Section 2; provided, that the Holders shall not be deemed to have used one of their registration rights under this Section 2 if the Holders of the Registrable Securities included in such registration statement agree to reimburse the Corporation for its reasonable out-of-pocket expenses in connection with such withdrawn registration statement.

     3. Corporation Registration. Subject to Section 8 of this Agreement, if at any time, or from time to time, the Corporation determines to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of other stockholders, solely for cash on a form that would also permit the registration of the Registrable Securities (other than on Form S-4, S-8 or any successor forms thereto) the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty (30) days after mailing of any such notice by the Corporation, the Corporation shall use, subject to the limitations set forth in Section 8.1, its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested be registered. Notwithstanding the foregoing, no such notice need be given of any determination by the Corporation to register any of its Common Stock on Form S-3 (or any successor form thereto) under the Securities Act in connection with any re-offering or re-sale of such securities by a stockholder who or which received such securities in connection with any merger, acquisition, consolidation or similar transaction involving the Corporation and the Corporation shall not be under any obligation hereunder to include in any such registration the Registrable Securities of any Holder.

     4. Obligations of the Corporation. Whenever required under Section 2, 3 or 11 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

          4.1 Use its best efforts to prepare and file with the SEC a registration statement on any form for which the Corporation then qualifies or which counsel for the Corporation shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until all of such Registrable Securities have been disposed of, provided, however, that in connection with any proposed registration intended to permit an offering of securities from time to time (also known as a “shelf registration”), except for such a registration pursuant to Section 11, the Corporation shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days;

          4.2 Furnish, at least five business days before filing a registration statement that registers such Registrable Securities, to each selling Holder, to each underwriter, if any, of the Registrable Securities covered by such registration statement and to the Investor Counsel copies of such registration statement as proposed to be filed, and thereafter furnish to such selling Holder, underwriter, if any, and Investor Counsel such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), any amendment or supplement thereto and such other documents as such selling Holder, underwriter or Investor Counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Holder (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

          4.3 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Registrable Securities have been disposed of (subject to the limitation for shelf registrations in Section 4.1) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities;

          4.4 Notify in writing the Investor Counsel (i) of the receipt by the Corporation of any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

          4.5 Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such domestic and foreign jurisdictions as the selling Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the selling Holders; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.5;

          4.6 Furnish to the selling Holders and the underwriters, if any, such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling Holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

          4.7 Notify the selling Holders, the underwriters, if any, and the Investor Counsel on a timely basis at any time when, to the Corporation’s knowledge, a prospectus relating to such Registrable Securities, including any documents incorporated by reference therein, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the selling Holders prepare and furnish to such selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          4.8 Make available upon reasonable notice and during normal business hours, for inspection by any Holders selling any Registrable Securities hereunder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Holder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their affiliates or (iv) such disclosure is required to be made under applicable law. Each selling Holder of such Registrable Securities agrees that Information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Corporation or its affiliates unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

          4.9 Use its best efforts to obtain from its independent certified public accountants “cold comfort” letters, addressed to each Holder and to each underwriter, in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

          4.10 Use its best efforts to obtain from its counsel an opinion or opinions, addressed to each Holder and to each underwriter, in customary form and covering matters of the type customarily covered by opinions in registered public offerings;

          4.11 Provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Securities;

          4.12 Promptly following the effective date of any registration statement, issue to any underwriter to which the selling Holders may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

          4.13 List such Registrable Securities on any national securities exchange on which any shares of the Corporation’s common stock are listed or, if the Corporation’s common stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on NASDAQ;

          4.14 Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security-holders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning within three months after the effective date of the subject registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          4.15 Otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

          Each Holder, upon receipt of any notice from the Corporation of any event of the kind described in Section 4.7 hereof, shall forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.7 hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

     5. Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement that the Holders shall furnish to the Corporation such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

     6. [Intentionally Omitted]

     7. Registration Expenses. All expenses incurred by the Corporation in connection with the registration and disposition of Registrable Securities under Section 2, 3 and 11 of this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, fees and expenses incurred in connection with the listing of the Registrable Securities, printing expenses, fees and expenses of the Corporation’s counsel and accountants (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4.9 hereof), fees and expenses of any special experts retained by the Corporation in connection with such registration and fees and expenses of one Investors’ Counsel shall be paid by the Corporation; provided, however, that all underwriting fees, discounts and selling commissions applicable to the Registrable Securities shall be borne by the holders selling such Registrable Securities, in proportion to the number of Registrable Securities sold by each such Holder.

     8. Underwriting Requirements.

          8.1 In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any Registrable Securities in such underwriting unless the Holders of such Registrable Securities accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities that all Holders request to be included in an underwritten offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, no other securities of any stockholder who is not a Holder shall be included in such offering unless all securities which the Holders have requested to be included are included, and the Corporation shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters reasonably believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by said selling Holders, or in such other proportions as shall mutually be agreed to by such selling Holders). In the case of the third request to register

Registrable Securities pursuant to Section 2 hereof, to the extent that 20% or more of the Registrable Securities requested to be registered are excluded from an offering in accordance with this Section 8.1, the Holders of Registrable Securities as a group shall have the right to one additional registration pursuant to Section 2 hereof with respect to such Registrable Securities.

          8.2 With respect to any underwriting of shares, the Corporation shall have the right to designate the managing underwriter or underwriters; provided, that with respect to an underwriting of shares to be registered pursuant to a request Holders made in accordance with Section 2, the designation of the managing underwriter or underwriters shall be subject to the consent of the Holders of a majority of the Registrable Securities participating in such underwriting, which consent shall not be unreasonably withheld or delayed.

     9. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          10.1 To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the Corporation shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          10.2 To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter for the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and will reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Holder shall have any liability under this Section 10.2 in excess of the net proceeds actually received by such Holder in the relevant public offering.

          10.3 In case any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10.1 or 10.2, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party to so notify an Indemnifying Party of any such action or proceeding shall relieve the Indemnifying Party from any liability in respect of such action or proceeding that it may have to an Indemnified Party hereunder under this Section 10 to the extent that such failure shall be materially prejudicial to the Indemnifying Party’s ability to defend such action, but the failure of any Indemnified Party to so notify the Indemnifying party of such action or proceeding will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party otherwise than under this Section 10. In any such action or proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnified Party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such Indemnified Party which are additional to or in conflict with those available to the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable under this Section 10 for any settlement of any loss, claim, damage, liability, action or proceeding effected without its prior written consent (not to be unreasonably withheld), but if settled with such consent (or such consent is unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party for such fees and expenses in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such action or proceeding.

          10.4 If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient with respect to any loss, claim, damage, liability or action referred to herein, other than as a result of the operation of the provisos to Section 10.1 or 10.2, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action (i) as between the Corporation and the selling Holders on the one hand and the underwriters of any registration of Registrable Securities in connection with this Agreement, if any, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the selling Holders on the one hand and such underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Corporation and the selling Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Corporation on the one hand and each selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Corporation and of each selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Corporation and the selling Holders on the one hand and any underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the

Corporation and the selling Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Corporation and the selling Holders on the one hand and of any such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation and the selling Holders or by such underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative fault of the Corporation on the one hand and of each selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          10.5 The Corporation and the selling Holders agree that it would not be just and equitable if contribution pursuant to Section 10.4 and this Section 10.5 were determined by pro rata allocation (even if any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 10.4 and this Section 10.5, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. A Holder’s obligations to contribute pursuant to Section 10.4 and this Section 10.5 are several, and not joint, in the same proportion as the proceeds of the offering received by such Holder bear to the total proceeds of the offering received by all the Holders.

     11. Registrations on Forms S-3.

          11.1 If (i) the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 11.1) from the Holder or Holders of more than ten percent (10%) of the then-outstanding Registrable Securities that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Securities (which may, at such Holder’s request, be shelf registrations pursuant to Rule 415 (or any successor provision) promulgated under the Securities Act) the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Corporation is a registrant entitled to use Form S-3 to register such shares, then the Corporation shall use its best efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3).

          11.2 Holders’ rights to registration under this Section 11 are in addition to, and not in lieu of, their rights to registration under Sections 2 and 3 of this Agreement.

     12. Certain Limitations on Registration by Corporation. The Corporation shall be entitled to include in any registration statement referred to in Section 2 , for sale in accordance with the method of disposition specified by the requesting Holders, shares of Common Stock to be sold by the Corporation for its own account, except as and to the extent that, in the opinion the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially and adversely affect the marketing of the Registrable Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Corporation will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting Holders pursuant to Section 2 until the completion of the period of distribution of the registration contemplated thereby; provided, however, that in no event shall the Corporation be prohibited from filing with the Commission a registration statement for any period greater than one hundred twenty (120) days; provided, further, however, that the Corporation shall have no obligation to effect a registration pursuant to Section 2 during any of the periods of time described in the second paragraph of Section 2.

     13. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees that while it has a class of equity securities registered under the Exchange Act, it will use its best efforts to:

          13.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement under the Securities Act covering an underwritten public offering filed by the Corporation;

          13.2 file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

          13.3 furnish to any Holder forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Corporation), and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

     14. Limitations in Connection with Future Grants of Registration Rights. Without the prior written consent of the Holder or Holders of a majority of the then outstanding Registrable Securities, the Corporation shall not grant rights to cause the Corporation to register any of its securities to any person or entity senior to the rights of the Holders hereunder.

     15. Transfer of Registration Rights. The registration rights of any Holder (and of any permitted transferee of any Holder or its permitted transferees) under this Agreement with respect to any shares of Registrable Securities may be transferred to any transferee who acquires (otherwise than in a registered public offering) Registrable Securities pursuant to, and is granted registration rights under this Agreement in accordance with, the Stockholders Agreement entered into among the parties on the date hereof; provided, however, that the Corporation is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and the transferee executes a written instrument, in form and substance reasonably satisfactory to the Corporation, agreeing to be bound by this Agreement.

     16. Termination of Registration Rights. The registration rights of any Holder shall terminate at the time that all of the Registrable Securities held by such Holder have been sold pursuant to Rule 144 or are eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act.

     17. Mergers, Etc. The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the Holders of Registrable Securities are entitled to receive in exchange therefor (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without any limitation as to amount and without registration under the Securities Act.

     18. Stand-Off Agreement. Each Holder, if requested by the Corporation and the managing underwriter of an offering by the Corporation of Common Stock or other securities of the Corporation pursuant to a registration statement under the Securities Act, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Securities or other securities of the Corporation held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of such registration statement. The covenant contained in this

Section 18 is in addition to any market stand-off covenant contained in any other agreement between the Corporation and any Holder.

     19. Notices. All notices, requests, consents and other communications hereunder to a party shall be deemed to be sufficiently given if contained in a written instrument delivered in person, sent via a reputable nationwide overnight courier services guaranteeing next business day delivery, or duly sent by first class registered or certified mail, postage prepaid, addressed in each case to such party at the address set forth below, the then-current address of a Holder specified in the stock records of the Corporation or such other address as may hereafter be designated in writing by such party to all other parties:

(a)	if to the Corporation, to:

Triad Pharmaceuticals, Inc
71 Warwick Road
Melrose, MA 02176
Attention: President

with a copy to:

Peter M. Rosenblum, Esq.
Foley Hoag llp
Seaport World Trade Center West
155 Seaport Blvd.
Boston, MA 02210

(b)	if to Kos, to:

Kos Pharmaceuticals, Inc
Cedar Brook Corporate Center
No. 1 Cedar Brook Drive
Cranbury, NJ 08512
Attention: President and Chief Executive Officer

with a copy to:

Kos Pharmaceuticals, Inc
Cedar Brook Corporate Center
No. 1 Cedar Brook Drive
Cranbury, NJ 08512
Attention: Andrew I. Koven,
Executive Vice President, General Counsel
and Corporate Secretary

and

James Lurie, Esquire
Holland & Knight, LLP
195 Broadway, 24th Floor
New York, NY 10007

(c)	if to Oikos, to:

2004 Oikos Investment Partners, LP
c/o Oikos Ventures, LLC
Attn: Steven Aronoff
499 Park Avenue
New York, NY 10022

with a copy to:

Steven K. Aronoff, Esq.
c/o Steven K. Aronoff PC
499 Park Avenue
New York, NY 10022

(d)	if to Tufts, to:

Margaret Newell
Vice Provost
Tufts University
136 Harrison Avenue
Boston, MA 02111

with a copy to:

Office of University Counsel
Tufts University
Ballou Hall

Medford, MA 02155
Attn: Senior Counsel

(e)	if to Bachovchin, to:

William Bachovchin
71 Warwick Road
Melrose, MA 02176

with a copy to:

Peter M. Rosenblum, Esq.
Foley Hoag llp
Seaport World Trade Center West
155 Seaport Blvd.
Boston, MA 02210

(f)	if to Stone Life Sciences Holdings, Ltd, to:

Stone Life Sciences Holdings, Ltd.
3600 Torrey Pines Boulevard
Sarasota, FL 34238

with a copy to:

Roten Law Firm Chartered
Attn: Rex Roten, Esq.
411 Clevand Street
Box 242
Clearwater, FL 33755

(g)	if to Kiritsy, to:

Christopher P. Kiritsy
2217 Columbus Boulevard
Coral Gables, FL 33134

with a copy to:

Kim A. Hines, Esq.
Steel Hector & Davis LLP
1900 Phillips Point West
777 South Flagler Drive
West Palm Beach, Florida 33401-6198

     20. Miscellaneous.

          20.1 Entire Agreement; Effect on Prior Documents. The Agreement contains the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior negotiations, commitments, agreements and understandings, written or oral, between or among them concerning such subject matter.

          20.2 Amendments; Waivers. This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Holders of at least a majority in voting power of the then-outstanding Registrable Securities and, if and to the extent that its rights are materially and adversely affected, Tufts. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination or waiver applies to all Holders in the same fashion. A waiver or omission on one occasion shall not constitute a waiver or omission on any further occasion.

          20.3 Governing Law Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws. Any litigation arising from or relating to this Agreement shall be filed and prosecuted in any court of competent subject matter jurisdiction located in the state of New York. The parties stipulate to the jurisdiction, convenience and efficiency of proceeding in such courts and hereby waive and covenant not to assert any objections to proceeding in such courts based on any grounds other than a lack of subject matter jurisdiction.

          20.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          20.5 Certain Matters of Construction. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          20.6 Counterparts. This Agreement may be executed in any number of counterparts (including, in the case of the Purchasers, Purchaser Signature Pages (as defined in the Series F Purchase Agreement)), each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute but one agreement.

[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

TRIAD PHARMACEUTICALS, INC.
By:	/s/William Bachovchin
William Bachovchin
President

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

/s/ William Bachovchin

William Bachovchin, in his personal capacity

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

TUFTS UNIVERSITY

By:	/s/Steven S. Manos

Name:	Steven S. Manos

Title:	Executive Vice President

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

KOS PHARMACEUTICALS, INC.

By:	/s/Adrian Adams

Name:	Adrian Adams

Title: President & CEO

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

STONE LIFE SCIENCES HOLDINGS, LTD.

By:	/s/Gerd Petrik

Name:	Gerd Petrik

Title: President of Stone Management, Inc.

General Partner

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

/s/Christopher Kiritsy

Christopher Kiritsy

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as a contract under seal as of the date first above written.

2004 OIKOS INVESTMENT PARTNERS, LP

By:	/s/Steven K. Aronoff

Name:	Steven K. Aronoff

Title:	Manager of 500 East General

Partners LLC General Partner